AGREEMENT AND PLAN OF REORGANIZATION dated January 22, 1996, by and between NATURAL HEALTH TRENDS CORP., a Florida corporation, with an office at 2001 West Sample Road, Pompano Beach, Florida ("NHT") and Health Wellness Nationwide Corp., a Florida corporation with an office at 2001 West Sample Road, Pompano Beach, Florida ("Buyer") and SAM LILLY INC., a Florida corporation with offices at 7300 North Federal Highway, Suite 104, Boca Raton, Florida ("Seller"), and/or its successors or assigns.
                              W I T N E S S E T H :

     WHEREAS, Seller is a corporation specializing in alternative medicine; WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets, property and rights of Seller employed in connection with the business of Seller in a transaction intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(c) of the Internal Revenue Code; and
     WHEREAS, Buyer is a wholly owned Subsidiary of NHT;
     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and Seller agree that:
   1.Purchase and Sale of Assets.
     1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements set forth herein, at Closing (hereafter defined) Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Seller, all of the

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right,  title and  interest  of Seller in the  "Acquired  Assets" (as defined in
Section 1.2). The terms and conditions of this Agreement and the Employment Agreements shall survive the Closing.
     1.2      Acquired Assets.
     1.2.1 The "Acquired Assets" hereunder shall mean all of the right, title and interest in and to the assets, properties and rights of the Seller, of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed, as the same shall exist on the closing Date, including, without limitation, the following (i) all right, title and interest of the Seller in and to its business as a going concern, its good will, its corporate
and  business  names,   telephone  and  fax  numbers,  and  any  derivatives  or
combinations thereof and all other intangible assets; (ii) all interests in land and building owned or leased by the Seller; (iii) all furniture, equipment, computers, software programs, records, files, supplies, medicines and other items of personal property owned or leased by the Seller exclusive of art work;
(iv) all of the Seller's cash and cash equivalents on hand and in banks, certificates of deposit, commercial paper, stocks, bonds and other investments, except as set forth herein; (v) all causes of action, judgments, claims, demands and other rights of the Seller of every kind or nature; (vi) all rights of the Seller in and to insurance policies; (vii) all accounts receivable of the Seller, including, but not limited to, all accounts receivable arising from services rendered prior to the Closing Date notwithstanding that invoices related thereto have not yet been issued; (viii) all rights of the Seller relating to, or arising out of, or under, express or implied warranties from suppliers of the Seller with respect to the assets and properties being transferred to the Buyer; (ix) all prepaid expenses, advances and deposits of the Seller; (x) all books and records of the Seller, including, but not limited to, correspondence, patient records (except for patient records which the patient has requested not be transferred) employment records, accounting records, property records, mailing lists, patient, customer and vendor lists and the records and files of, or relating to, the assets, properties and rights of the Seller being sole to the Buyer; and (xi) all of the Seller's rights, title and interest in and to all leases, contracts, licenses,purchase orders, sales orders, commitments and other agreements to which the Seller is a party or in which
the  Seller  has  rights   thereunder;   free  and  clear  of  all  liabilities,
obligations, claims liens, and encumbrances, of any kind or nature.
     1.2.2   Anything   contained  in  Section  1.2.2  hereof  to  the  contrary
notwithstanding,   the  Assets  shall  not  include  the   following:   (i)  the
consideration delivered by the Buyer to the Seller pursuant to this Agreement for the Assets; (ii) any rights of the Seller under this Agreement (including without limitation the right to indemnification under Section 12 hereof) or any interests which the Seller may have or acquire under this Agreement; and (iii) the rights to claims for refunds of taxes which are not assignable by law.
     1.3      Assumed Liabilities.
     (a) Buyer shall assume all of Seller's obligations on the Lease at Seller's office on 7300 North Federal Highway, Boca Raton, Florida ("Seller's Office")
     (b) Buyer shall  assume only such other as  liabilities  listed on Schedule
1.3. (the "Assumed Liabilities").
     2.       Purchase Price.
     2.1 Amount. The purchase price for the Acquired Business and the Acquired Assets (the "Purchase Price") shall be 380,000 shares of Common Stock of NHT.
     2.2 Payment. On the day of the Closing and subject to the adjustment provisions of 2.3 herein, the Buyer will direct its transfer agent, Continental Stock Transfer Co., Inc., to issue 380,000 shares of Common Stock ("Purchase Price" and also "Shares") to Seller. The Stock Certificates for the Shares received by the Seller, a copy of which is attached as Exhibit 2.2., shall be subject to the following legend:
     The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, nor the laws of any state. Accordingly, these securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability, in the opinion of counsel for the issuer, of an exemption from registration under the Securities Act of 1933, as amended, or the laws of any state. Therefore, the stock transfer agent will effect transfer of this Certificate only in accordance with the above instructions.

     2.3 Adjustment of Purchase Price. Feldman Radin & Co., P.C., certified public accountants, ("Auditors"), have provided Buyer with a Blance Sheet dated as of October 31, 1995 ("Seller's Balance Sheet") which shows that the adjusted value of the assets acquired is $8,464. Within thirty (30) days of the date hereof, Feldman Radin & Co., P.C. will compute a Balance Sheet as of the Closing Date. If the Adjusted Balance of the net assets acquired is less than $8,464, Seller shall pay Buyer the difference. If the Adjusted Balance of the Net Assets is greater than $8,464, Seller shall make no payment to Buyer.
     3.   Other Agreements.
     3.1 At the Closing, Samantha Haimes and Leonard Haimes, M.D. shall enter intoEmployment Agreements with Buyer in the form of Exhibits A and B, respectively.
     3.2 At the Closing Buyer shall enter into a contract with Rejuvenation Unlimited of Florida, Inc. with respect to the Human Growth Hormone.
     3.3 Seller shall at any time and from time to time after the Closing execute and deliver such further instruments of transfer and conveyance as shall, in the opinion of Seller's counsel, be deemed necessary.
     4.  Representations and Warranties of Seller.
         Seller warrants and represents to, and covenants with the Buyer that:
     4.1 Due Incorporation. On the date hereof Seller is, and on the Closing Date Seller will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the full corporate power and authority to carry on its business as and where conducted, and to own and operate its properties where and as owned leased or operated by it. Seller is qualified to do business in each jurisdiction in which it own or

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leases and operates its properties,  or in which the nature of its business requires such qualification.
     4.2 Full Authority. Seller has the requisite corporate power and authority to enter into this Agreement and each agreement or contract required or contemplated by Seller to be executed or delivered hereunder. The execution and delivery of this Agreement and each other agreement or contract required or contemplated to be executed and delivered by Seller in this Agreement, and the performance by Seller of all of its obligations hereunder or thereunder have been duly and validly authorized by Seller.
     4.3 No Violations. Except as specified on Schedule 4.3, neither the execution or delivery of this Agreement or the consummation of the transactions contemplated in this Agreement or in any other agreement or contract the execution and delivery of which is contemplated by this Agreement will result in a violation or breach of, or constitute a default under, any rule, regulation, order, decree, agreement, contract, lease or other restriction or limitation to which Seller is a party or to which Seller or its assets or properties are subject or bound; nor will such execution, delivery or consummation result in the creation of any lien or other charge or encumbrance on the Acquired Assets or result in the acceleration of any loan or security interest to which the Acquired Assets are subject.
     4.4 Binding Obligations. This Agreement and any agreement or contract the execution and delivery of which is contemplated in this Agreement, when executed and delivered, will be the valid, binding obligations of the Seller, enforceable according to its terms or their terms, except as such enforcement may be limited by the laws of bankruptcy or insolvency.
     4.5 Good Title. Except as specified on Schedule 4.5, Seller has good and marketable title to the Acquired Assets. When transferred pursuant to the terms of this Agreement, the Acquired Assets will be free of any liens, claims, encumbrances, liabilities or restrictions. The delivery to Buyer of the instruments of transfer and ownership contemplated by this Agreement will vest good and marketable


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title to the Acquired  Assets in the Buyer,  free and clear of any lien,  claim, encumbrance, liability or restriction.
     4.6  Accounts  Receivable  and  Inventory.   (a)  Each  Account  Receivable
constitutes a bona fide indebtedness of a patient or customer of Seller arising from bona fide provision of medical services or sale to such customer of Seller. Except as set out on Schedule 4.6, Seller knows of no material charges, offsets, adjustments, discounts or other reductions of any Account Receivable claimed by or due to such customer.
     4.7 Authorization. Except as set out on Schedule 4.7, any authorization, approval, order, license, permit, franchise or consent of, declaration to, or filing or registration with, any court, governmental authority or any other person or entity which is not a party to this Agreement which is required in connection with the execution, delivery and performance of this Agreement by the Seller has been obtained or effected or shall be obtained or effected on or prior to the Closing Date.
     4.8 Seller's Income Taxes. The Seller has either filed or requested extensions to file all foreign, Federal, state, county or local income, excise, sales, property, withholding, Social Security, franchise, license, information return or other tax return or report due as of the date of this Agreement. Seller shall promptly file all Federal, state, county and local income excise, sales, property, withholding, Social Security, franchise, license, information return and other tax returns and reports required to be filed as a result of the Closing, including short period returns, and will create sufficient reserves to pay all taxes and liabilities incurred by it as a result of the transactions contemplated herein. As of the date hereof, except where a request for extension has been filed, Seller has no known liabilities for any such taxes and has not been notified of the commencement of any audit by any taxing authority.
     4.9  Omitted.
     4.10 No Litigation. Except as set forth on Schedule 4.10, there is no material litigation or proceeding, including any administrative, arbitration or grievance proceeding, or any governmental investigation, pending or, to the best knowledge of Seller, threatened against, relating to or affecting Seller or its business or the Acquired Assets or the consummation of the transactions contemplated by this Agreement.
     4.11 Compliance with Law. To the best knowledge of Seller, Seller is in compliance with all applicable statutes, rules, regulations, ordinances, codes, orders, licenses, franchises, permits, authorizations and concessions, as such apply to Seller or the Acquired Assets including, without limitation, any applicable building, zoning, antipollution, environmental, occupational safety, health or other law, ordinance or regulation in respect of any plant, warehouse, office, structure or the operations or business of Seller. Except as set forth on Schedule 4.11 Seller has received no notification alleging any violation of any of the foregoing or with respect to which adequate corrective action has not been taken.
     4.12   Environmental   and  Safety   Compliance.   Without   limiting   the
representation and warranties contained in Section 4.12, to the best knowledge of Seller, Seller has obtained all permits, licenses and other authorization which are required under federal, state and local laws relating to dispensing of medicines and controlled substances, public health and safety, worker health and safety and pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. To the best knowledge of Seller, Seller is in compliance with all terms and conditions of any and all required permits, licenses, and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any federal, state or local law or any regulation, code, plan, order, decrees or judgement relating to public health and safety, worker health and safety, and pollution or protection of the environment, or any notice or demand letter issued, entered, promulgated or approved thereunder. To the best knowledge of Seller, there are no facts, events or conditions relating to the past or present operations or facilities of Seller which interfere with or prevent continued compliance with, or give rise to any legal, common law or statutory liability under, any law, regulation or common law theory related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, or any pollutant, contaminant, or hazardous or toxic material or waste.
     4.13 Employees. Schedule 4.13 annexed hereto is an accurate and complete list of all full time, permanent employees of Seller who, prior to the Closing, devoted all, or substantially all, of their business time and attention to the business of the Seller, including their job description, aggregate annual remuneration rate, any reimbursable expense items to which they may be entitled, and any health, retirement, bonus, deferred compensation, severance, fringe or other employee benefit plan maintained by Seller to which they were party the ("Plans"). After the Closing, Buyer will have no obligation to the employees listed on Schedule 4.14 (except for LH and SH) to continue their employment and for any liability under the Plans.
     4.14 Absence of Liabilities. The Seller's Balance Sheet contains all of the liabilities which arose from the operation of the Acquired Business to the date thereof. Except as set forth on Schedules 1.3, 4.5, 4.6, 4.7 and 4.11, after the Closing Date, no person or entity shall have any claim against Buyer for any obligation of the Seller except for obligations of the Seller incurred in the usual course of its business in the period between the date hereof and the Closing Date.
     4.15 Compliance. Seller represents that any employee of Seller who provides medical services holds a valid license to practice medicine in Florida and that such employee is in good standing with the Florida Medical Society, all Florida licensing and regulatory bodies having jurisdiction over such person and each professional and medical fraternity of which such person is a member. No employee has ever been disciplined, suspended or remanded as a physician or barred from medical practice, no employer physicians operate any medical practice other than the work done in conjunction with their employment with Seller and Seller's business is conducted in accordance with all applicable ethical standards.
     4.16 Disclosure. No representation or warranty by Seller, or any Schedule, statement or document annexed hereto or to be delivered to Buyer, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the Schedules, statements, or documents annexed hereto or to be delivered to Buyer not misleading.
     5. Post Closing Obligations, Put.
     5.1 Seller's Obligations. Seller shall dissolve and the Shares shall be distributed to Seller's shareholders in accordance with a plan of liquidation to be adapted by Seller.
     5.2 Buyer's Obligations. Holders of the Shares received by Seller hereunder shall have the right at any time during the three year period commencing January 2, 1996 that the aggregate market value of the Shares as measured by the average bid and asked prices on NASDAQ (or such other nationally recognized quotation system) is less than $380,000 to sell and the Buyer agrees to buy the Shares for
$380,000   payable  in  equal  annual   installments   of  $100,000  each,  such
installments commencing 30 days after the date notice of intent to exercise such put is given. Holders of the Shares further agree that no Shares shall be sold within two years after issuance as required by Rule 144 promulgated under the Securities Act of 1933. Further, after the expiration of such two year period, holders of Shares agree that sales of Shares in any quarter shall not exceed the greater of (i) one percent of the outstanding common shares of the Company or
(ii) the average weekly volume of sale as reported on NASDAQ or other reporting system for the prior four weeks.
     6. Representations and Warranties of Buyer. Buyer warrants and represents to and covenants with Seller that:
     6.1 Due Incorporation. On the date hereof Buyer is, and on the Closing Date Buyer will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the full corporate power and authority to carry on its business as and where conducted, and to own and operate its properties where and as owned leased or operated by it. Buyer is qualified to do business in each jurisdiction in which it own or leases and operates its properties, or in which the nature of its business requires such qualification.
     6.2 Full Authority. Buyer has the requisite corporate power and authority to enter into this Agreement and each agreement or contract required or contemplated by Buyer to be executed or delivered hereunder. The execution and delivery of this Agreement and each other agreement or contract required or contemplated to be executed and delivered by Buyer in this Agreement, and the performance by Buyer of all of its obligations hereunder or thereunder have been duly and validly authorized by Buyer.
     6.3 No Violations. Neither the execution or delivery of this Agreement or the consummation of the transactions contemplated in this Agreement or in any other agreement or contract the execution and delivery of which is contemplated by this Agreement will result in a violation or breach of, or constitute a default under, any rule, regulation, order, decree, agreement, contract, lease or other restriction or limitation to which Buyer is a party or to which Buyer or its assets or properties are subject or bound; nor will such execution, delivery or consummation result in the creation of any lien or other charge or encumbrance on the Acquired Assets or result in the acceleration of any loan or security interest to which the Acquired Assets are subject.
     6.4 Binding Obligations. This Agreement and any agreement or contract the execution and delivery of which is contemplated in this Agreement, when executed and delivered, will be the valid, binding obligations of the Buyer, enforceable according to its terms or their terms, except as such enforcement may be limited by the laws of bankruptcy or insolvency.
     6.5 Authorizations. Except as specified on Schedule 6.5, no authorization, approval, order, license, permit, franchise or consent of, declaration to, or filing or registration with, any court, governmental authority or any other person or entity which is not a party to this Agreement is required in connection with the execution, delivery and performance of this Agreement by the Buyer.
     6.6 Purchase Price. The Common Shares representing the Purchase Price will, on the Closing Date, be validly issued, fully paid and nonassessable.
     6.7 Public Company. Buyer is a public company having a class of shares registered under the 1933 Act and is subject to the reporting requirements of the 1934 Act. Buyer's shares are included for trading on NASDAQ's small capital trading system.
     7. Closing.
     7.1 The consummation of the transactions contemplated in this Agreement shall take place at the offices of Buyer at 10:00 A.M. on January 22, 1996.
     7.2 Covenants of the Seller
     The Seller covenants and agrees as follows:
     7.2.1 Between the date hereof and the Closing Date, the Seller shall give to the Buyer and its authorized representatives full access, during regular business hours, to any and all of its premises, properties, contracts, books and records and will cause its officers and employees to furnish to the Buyer and its authorized representatives any and all data and information pertaining to the business and properties of the Seller as the Buyer or its authorized
representatives  shall  from  time  to  time  request.   Unless  and  until  the
acquisition contemplated herein has been consummated, the Buyer shall use reasonable efforts to hold in confidence all information obtained pursuant to this Agreement and, if such acquisition is not consummated, the Buyer shall use reasonable efforts to return to the Seller all documents and other materials received by it hereunder. Such obligation of confidentiality shall not extend to any information which is shown to have been (i) previously known to the Buyer,
(ii)  generally  known to others engaged in the trade or business of the Seller,
(iii) part of public knowledge or literature, or (iv) lawfully received by the Buyer from a third party (not including the Seller). The furnishings of any information to the Buyer, or any investigation made by the Buyer or its authorized representatives, shall not affect or other wise diminish or obviate the representations and warranties made by the seller in this Agreement and the Buyer's right to rely thereon. If the acquisition contemplated herein is consummated, the Buyer covenants and agrees that it shall preserve and keep the records of the Seller delivered to it hereunder for a period of one (1) year from the Closing Date and shall make such records available to the Seller or its authorized representatives as reasonably required by the Seller in connection with any legal proceedings against, or governmental investigations of, the Seller or in connection with any tax examination of the Seller, provided that the Seller shall not be entitled to any such records in connection with any dispute between the Seller and the Buyer arising out of, or relating to, this
     Agreement.
     7.2.2 From the date hereof until the Closing Date, except as otherwise consented to or approved in writing by the Buyer or as required by this Agreement, the Seller shall not:
     (a) authorize, issue, sell or convert any securities or enter into any agreement with respect thereto;
     (b) consciously take or cause to be taken any action which results in any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Seller;
     (c) other than in the ordinary course of business, sell, assign or transfer any of its tangible assets or intangible assets;

     (d) other than in the ordinary course of business, mortgage, pledge, grant or suffer to exist any lien or encumbrance or charge on any of its assets or properties, tangible or intangible;
     (e) other than in the ordinary course of business, waive any rights or material value or cancel, discharge, satisfy or pay any debt, claim, lien, encumbrance, liability or obligation, whether absolute, accrued, contingent or otherwise and whether due or to become due;
     (f) incur any obligation or liability (absolute or contingent, liquidated or unliquidated, choate or inchoate) except current obligations and liabilities incurred in the ordinary course of its business;
     (g) other than in the ordinary course of business, lease or effect any transfer of any of the Assets, properties or rights of the Seller;
     (h) other than in the ordinary course of business and consistent with past practices, enter into, make any amendment of, or terminate any lease, contract, license or other agreement to which the Seller is a party;
     (i) effect any change in the accounting practices or procedures of the Seller;
     (j) become obligated to make any payment to any stockholder of the Seller in any capacity, or enter into any transaction of any nature with any stockholder of the Seller in any capacity;
     (k) increase the compensation payable to any of its directors, officers or employees or become obligated to increase any such compensation;
     (l) entered into any transaction other than in the ordinary course of business, or change in any way of the business policies or practices of the Seller.
     7.2.3 The Seller shall, from the date hereof through the Closing Date, consult with the Buyer on a regular basis with respect to all operating decisions which could reasonably be expected to result in a change in the business of the Seller as presently operated or which are not in the ordinary course of the business of the Seller. In connection therewith, and subject to the preceding sentence, the Seller shall operate its business as presently operated and only in the normal and ordinary course, and, consistent with such operation, shall maintain and preserve the Assets and its properties in good condition and repair, reasonable wear and tear excepted, and will use its best efforts to continue sales at not less than the present rate, to preserve intact its present business organization, to keep available to the Buyer the present services of its officers and employees and to preserve for the Buyer the goodwill of its suppliers, customers, landlord and others having business relationships with the Seller.
     7.2.4 The Seller will maintain in full force and effect all insurance policies listed in Schedule 7.2.4, will comply with all laws or regulations affecting operation of its business and will give notice to the Buyer of any unusual event of circumstances affecting its business or the Acquired Assets.
     7.2.5 The representations and warranties of the Seller contained in this Agreement or in the Schedules hereto shall be true and correct in all material respects at the date hereof and shall also be true and correct in all material respects at and as of the Closing Date. The Seller shall give the Buyer prompt notice of any change in any of the information contained in the representations and warranties of the Seller hereunder, the Schedules hereto or the documents furnished by the Seller in connection herewith which occurs prior to the Closing.
     7.2.6 The Seller shall use reasonable efforts to take, or cause to be taken, all actions and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or required in order to effectuate the transactions contemplated hereby.
     7.2.7 The Seller will not solicit the sale or other disposition of the business of the Seller or any of the Assets or other properties to any person or enter into any agreement, arrangement or understanding with respect to the sale or other disposition thereof or any option call or commitment with respect thereto, except for the furnishing or services and related activities in the ordinary course of business.
     8. Conditions of Closing.
     8.1 Buyers Obligations. The obligations of the Buyer under this Agreement are subject to the satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by the Buyer:
     8.1.1 Due Performance. Seller shall have fully performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.
     8.1.2 Certified Copies. The Buyer shall have received a certified copy of resolutions duly adopted by the Board of Directors and the stockholders of the Seller authorizing and approving the transfer of the Acquired Assets pursuant to this Agreement and the performance by the Seller of its obligations hereunder.
     8.1.3 Counsel's Opinion. The Buyer shall have received an opinion of Jay Reynolds, Esq., Seller's counsel, dated as of the Closing Date, in the form annexed hereto as Schedule 8.1.3.
     8.1.4 No Diminution of Value. There shall have been no damage, destruction or loss, whether or not covered by insurance, adversely affecting any of the Acquired Assets, other than in the ordinary course of business.
     8.1.5 No Adverse Changes. Seller shall not have done any act or acts, or refrained from doing any act or acts, which impede(s) the consummation of the transactions contemplated in this Agreement or which results in an adverse material change in the financial condition, operation or prospects of the Acquired Business.

     8.1.6 Buyer's Documents. Buyer shall have received:
     (a) An executed bill of sale, instruments of assignment, and all other instruments and documents necessary in the reasonable opinion of Buyer to transfer the Acquired Assets to Buyer;
     (b) Termination Statements in recordable form with respect to any security interest any person may have in the Acquired Assets or the Acquired Business.
     8.1.7 Agreements. The due execution and delivery of:
                           (a)  Employment Agreement with Leonard Haimes, M.D.;
                           (b)  Employment Agreement with Samantha Haimes; and
                           (c)  Growth Hormone Agreement.
     8.2 Seller's Obligations. The obligations of the Seller under this Agreement are subject to the satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by the
Seller:
     8.2.1 Counsel's Opinion. The Seller shall have received the opinion of Messrs. Gallet Dreyer & Berkey, LLP, Buyer's counsel, in the form annexed hereto as Schedule 8.2.1.
     8.2.2 Instruments of Assumption. The Seller shall have received such instruments of Assumption of the Assumed Liabilities in the form reasonably requested by Seller.
     8.2.3 Purchase Price. The Seller shall have received a copy of a letter from the Buyer authorizing the Transfer Agent of the Buyer to transfer 380,000 shares of Common Stock of Seller to Buyer and setting forth the address where such shares shall be delivered.
         9.       Survival of Representations, Warranties, Etc.

         All of the representations, warranties, covenants and agreements made by the parties to this Agreement shall survive the consummation of the transactions contemplated hereunder for a period of three (3) years thereafter, except as otherwise provided herein.

     10. Indemnification.
     10.1 Right to Indemnification. The Buyer and the Seller each indemnify and hold the other harmless from and against all claims, damage, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) incurred by the other in connection with:
     (a) Any material breach of any representation or warranty made in this Agreement by the party against whom indemnification is sought; or
     (b) Any material misrepresentation contained in any statement, certificate or schedule to this Agreement furnished by the party against whom indemnification is sought.
     10.2 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify each party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for the claim. In the event of any such claim for indemnification results from or is in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount, of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed, unless suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof, as provided in Section 10.3 of this Agreement.

     10.3 Defense of Claim. If a claim giving rise to indemnity hereunder results from or arises out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding, with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within ten (10) days after notice of such claim is given to the Indemnified Party, (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or litigation, or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim or litigation, in a reasonably prudent manner.
     11. Brokers.
     Buyer and Seller had no dealings with any broker or finder in connection with this Agreement or the transactions contemplated hereby and no broker, finder or other person is entitled to receive any broker's commission or finder's fee or similar compensation in connection with any such transaction. Each of the parties agrees to defend, indemnify and hold harmless, in the manner herein provided, the other from, against, for and in respect of any and all losses sustained by the other as a result



of any liability or obligation to any broker or finder on the basis of any arrangement, agreement or acts made by or on behalf of such other party with any person or persons whatsoever.

         12.      Best Efforts.
                  The Parties shall use their best efforts to satisfy each obligation each of them has undertaken in this Agreement and to consummate all of the transactions contemplated herein.

         13.      Miscellaneous.
                  13.1 Expenses. Each of the parties hereto shall bear and pay, without any right of reimbursement from any other party, all costs, expenses and fees incurred by it on its behalf incident to the preparation, execution and delivery of this Agreement and the performance of such party's obligations hereunder, whether or not the transactions contemplated by this Agreement are consummated, including, without limitation, any broker's or finder's fees, costs incident to the transfer of any securities and the fees and disbursements of counsel, accountants and consultants (including investment banking advisors) employed by such party.
                  13.2 Further Assurances. From time to time after the date of this Agreement, each of the parties hereto, at the request of the other, and without further consideration, shall execute and deliver such further documents or instruments and shall take such other actions as the requesting party may reasonably request in order to effect complete consummation of the transactions contemplated by this Agreement.
                  13.3 Notices. Any notice permitted, required, or given hereunder shall be in writing and shall be personally delivered; or delivered by any prepaid overnight courier delivery service then in general use; or mailed, registered or certified mail, return receipt requested, to the addresses designated herein or at such other address as may be designated by notice given hereunder:

      If to the Buyer:          Natural Health Trends Corp.
                                2001 West Sample Road
                                Pompano Beach, Florida 33064
                     Attention: Neal Heller, President

      with a copy to:           Gallet Dreyer & Berkey, LLP
                                845 Third Avenue
                                New York, New York 10022
                    Attention:  Martin C. Licht, Esq. and John J. Driscoll, Esq.

      If to the Seller:         Sam Lilly Corp.
                                7300 North Federal Highway
                                Suite 104
                                Boca Raton, Florida  33487
                                Attention:  Samantha Haimes

     with a copy to:           Jay Reynolds, Esq.
                               Reynolds & Reynolds
                               P.O. Box 490
                               55 South Federal Highway
                               Suite 450
                               Boca Raton, Florida  33429-0490


     Delivery shall be deemed made when actually delivered, or if mailed, three days after delivery to a United States Post Office.
     13.4 Entire Agreement. This Agreement, together with the Schedules and Exhibits annexed hereto, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.
     13.5 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of all the other party.
     13.6 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.
     13.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     13.8 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.
     13.9 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.
     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.
                                Seller:
                                            SAM LILLY CORP.


                                            By:  s\Samantha Haimes
                                            President

                                 Buyer:
                                            NATURAL HEALTH TRENDS CORP.


                                            By: s\Neal Heller
                                            President


                                            HEALTH WELLNESS CORP.


                                            By: s\Neal Heller